UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2024
INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Boulevard, Santa Clara, California		95054-1549
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 2, 2024, Intel Corporation (“Intel” or the “Company”) filed a Current Report on Form 8-K disclosing that the Board of Directors of the Company (the “Board”) had appointed Michelle Johnston Holthaus and David Zinsner as Interim Co-Chief Executive Officers (“Interim Co-CEOs”) of the Company.
The Company is filing this Current Report on Form 8-K/A (“Report”) to report that, for their service as Interim Co-CEOs, Ms. Johnston Holthaus and Mr. Zinsner will each receive a cash payment of $1,500,000, payable at the end of the first quarter of 2025.
In connection with Lip-Bu Tan’s appointment as Intel’s Chief Executive Officer effective March 18, 2025, Ms. Holthaus and Mr. Zinsner will cease to serve as Interim Co-CEOs as of such date. Ms. Johnston Holthaus will continue as Chief Executive Officer, Intel Products and Mr. Zinsner will continue as Executive Vice President and Chief Financial Officer of the Company.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are provided as part of this Report:

Exhibit Number	Description
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)

Date:	March 14, 2025	By:	/s/ APRIL MILLER BOISE
April Miller Boise
Executive Vice President and Chief Legal Officer
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